UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2007

Commission File Number of depositor: 333-140923

HSI Asset Securitization Corporation

(Exact name of depositor as specified in its charter)

HSBC Bank USA, National Association

(Exact name of sponsor as specified in its charter)

DELAWARE	20-2592898
(State or other jurisdiction of incorporation)	(I.R.S. employer identification no.)

452 Fifth Avenue, New York, NY	10018
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (212) 525-8119

(Former name or former address, if changed since last report)

Exhibit Index located on Page 2

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions .

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 6.02. Change in Servicer or Trustee.

On September 1, 2007, American Home Mortgage Servicing, Inc. transferred the servicing of mortgage loans with respect to the HSI Asset Loan Obligation Trust 2007-1 Mortgage Pass-Through Certificates, Series 2007-1, to Wells Fargo Bank, N.A. Prior to September 1, 2007, the Mortgage Loans were serviced by American Home Mortgage Servicing, Inc. pursuant to the Master Mortgage Loan Purchase and Interim Servicing Agreement, dated November 1, 2006 between American Home Mortgage Corp., American Home Mortgage Servicing, Inc. and HSBC Bank USA, National Association.

All disclosure required by Item 1108(a)(3) of Regulation AB (17 C.F.R. Sections 229.1100 - 229.1123) with respect to Wells Fargo Bank, N.A., as servicer, is provided in the prospectus filed pursuant to Rule 424 of the Securities Act of 1933, as amended, on June 1, 2007 under the same Central Index Key (CIK) as this periodic report on Form 8-K.

Wells Fargo Bank, N.A. will service the Mortgage Loans pursuant to the Pooling and Servicing Agreement, among HSI Securitization Corporation, CitiMortgage, Inc., Citibank, N.A., Wells Fargo Bank, N.A. and Deutsche Bank National Trust Company, a copy of which was filed as Exhibit 4.1 pursuant to Form 8-K on June 15, 2007 under the same Central Index Key (CIK) as this periodic report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HSI Asset Securitization Corporation

By:/s/ Andrea Lenox
Name: Andrea Lenox
Title: Vice President

Dated: September 1, 2007